EXHIBIT 99.2


                         AMENDMENT ONE
                             TO THE
                     INTERGRAPH CORPORATION
                     1997 STOCK OPTION PLAN

     Pursuant  to  Section 8 of the Intergraph  Corporation  1997

Stock  Option  Plan  (the  "Plan"), Intergraph  Corporation  (the

"Company"), hereby amends the Plan as follows:

          Effective upon approval by the shareholders of the Company, the second sentence of Section 4 of the Plan is amended to increase by 2,000,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 5,000,000 shares of Capital Stock.


     Except as amended above, the Plan shall remain in full force and effect according to its terms and provisions.

     Done this the 11th day of January, 1999.

                              INTERGRAPH CORPORATION



                              By:  /s/ Stephen J. Phillips
                                   -----------------------
                                   Stephen J. Phillips
                                   Its Executive Vice President